LOAN AGREEMENT


     THIS LOAN AGREEMENT (this "Agreement") is made as of the 29th day of June, 2000, by and between PINNACLE FOODS, INC., a Pennsylvania corporation ("Borrower"), and ROBERT V. MATTHEWS (the "Lender").

                                WITNESSETH THAT:

     WHEREAS, Borrower has requested that the Lender agree to make an unsecured loan to the Borrower in the original face amount of $300,000 and Lender is willing to do so on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby covenant and agree as follows:


                                   ARTICLE I

                                   DEFINITIONS
                                   -----------

     1.1 Definitions. As used herein, and in the schedules and exhibits attached hereto, the following terms shall have the following meanings:

          "Borrower" shall mean Pinnacle Foods, Inc., and its successors and permitted assigns.

          "Borrower Documents" shall mean Borrower's articles of incorporation and by-laws and all amendments thereto, and all consents, certificates and agreements issued or entered into in respect thereto.

          "Business Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Philadelphia, Pennsylvania.

          "Event of Default" or "Events of Default" shall have the meaning assigned to those terms in Section 8.1 hereof.

          "GAAP" shall mean generally accepted accounting principles as are in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

          "Indebtedness" shall mean all obligations, liabilities and indebtedness of Borrower to Lender, his heirs, personal representatives, successors and assigns, evidenced by, arising under or relating to the Loan Documents, whether as principal, guarantor, surety or otherwise, direct or indirect, secured or unsecured, joint and/or several, absolute or contingent, due or not due, matured and unmatured, original, renewed, extended, refinanced or replaced, now existing or hereafter incurred or created, consensual or created by law, and including principal, interest, premiums, fees, expenses (including collection expenses), taxes, charges, commissions and attorneys' fees, including indemnification obligations of Borrower with respect to any claims that may be made against Lender (whether arising before or after payment or assignment of any other Indebtedness), and including all obligations, liabilities and indebtedness of Borrower to Lender incurred or arising after the commencement of any case by or against Borrower under the U.S. Bankruptcy Code, specifically including any post-petition interest or advances.

          "Interest Payment Date" shall mean each date specified for the payment of interest in Section 3.6 hereof.

          "Loan" shall mean the loan to be made by Lender pursuant to this Agreement.

          "Loan Documents" shall mean this Agreement, the Note and all other documents, instruments, certificates and agreements executed in connection with the Loan, if any, as the same may be amended, replaced or supplemented from time to time.

          "Maturity Date" shall have the meaning assigned to it in Section 2.4 hereof.

          "Note" shall mean that certain Promissory Note made by Borrower to the order of Lender pursuant to the terms hereof in a face amount equal to the Loan, as amended, renewed, replaced or supplemented from time to time.

          "Pledge Agreement" shall have the meaning assigned to it in Section
2.3 hereof.

          "Solvent" shall mean, with respect to a particular date, that on such date (i) the fair value of the property of such party is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such party, (ii) the present fair market value of the assets of such party is not less than the amount that will be required to pay the probable liability of such party on its debts as they become absolute and matured, (iii) such party is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, and (iv) such party does not intend to, and does not believe that it will, incur debts or liabilities beyond such party's ability to pay such debts and liabilities as they mature.

     1.2 Accounting Principles. Except as otherwise provided in this Agreement, all accounting or financial terms used in this Agreement shall have the respective meanings given to such terms by GAAP.

                                   ARTICLE II

                                AGREEMENT TO LEND
                                -----------------

     2.1 Agreement to Lend. Subject to and conditioned upon the terms, provisions and conditions contained in this Agreement and the other Loan Documents and in reliance upon the representations and warranties set forth herein, the Lender agrees to advance the Loan to Borrower in one lump sum on the date hereof.

     2.2 The Note. The Loan shall be evidenced by the Note, and the Loan shall bear interest calculated and payable as provided in Article III below.

     2.3 Pledge of Shares. The Company will cause shareholders of the Company to execute and deliver to Lender a Stock Pledge Agreement substantially in the form of Exhibit A attached hereto (the "Pledge Agreement").

     2.4 Maturity. Borrower shall pay the outstanding principal of the Loan and all unpaid interest accrued on the Loan in full on December 31, 2000 (the "Maturity Date").


                                  ARTICLE III

                        LOAN INTEREST, PAYMENTS AND FEES
                        --------------------------------

     3.1 Interest; Interest Rate. Borrower shall pay interest in cash in respect of the outstanding unpaid principal amount of the Loan at a per annum rate equal to ten percent (10.00%).

     3.2 Interest in Excess of Lawful Rate. If at any time the designated rate applicable to any portion of the Loan made by Lender exceeds the highest lawful rate, the rate of interest on the Loan shall be limited to the highest lawful rate.

     3.3 Additional Consideration Paid in Common Stock. As additional consideration for the making of the Loan, Borrower shall pay interest in shares of Common Stock, $0.01 par value per share (the "Common Stock"), of the Borrower as follows:

          (a) At the time of execution of the Note, Borrower shall issue to the Lender one-quarter (1/4) of one (1) share of Common Stock for each dollar of principal outstanding at such time under such Note.

          (b) In addition to the Common Stock issuable pursuant to paragraph (a) above, if Borrower does not fully repay all Indebtedness on or before September 30, 2000, Borrower shall issue to Lender on such date an aggregate of one-eighth (1/8th) of one (1) share of Common Stock for each dollar of principal of the Loan outstanding as of such date.

          (c) In addition to the Common Stock issuable pursuant to paragraphs
(a) and (b) above, if Borrower does not fully repay all Indebtedness on or before December 31, 2000,

Borrower shall issue to Lender on such date an aggregate of one-eighth (1/8th) of one (1) share of Common Stock for each dollar of principal of the Loan outstanding as of such date.

          (d) In addition to the Common Stock issuable pursuant to paragraphs
(a), (b), and (c) above, if Borrower does not fully repay the principal amount of the Loan as of the last day of January, 2001 or any month thereafter to and including June 30, 2001, Borrower shall issue to Lender eight one-hundredths (8/100) of one (1) share of Common Stock for each dollar of principal of the Loan outstanding as of each such date.

     3.4 Payments. All payments and prepayments to be made in respect of principal, interest and additional consideration due from Borrower hereunder shall be due and payable without presentment, demand, protest or notice of any kind except as otherwise required by the Loan Documents, all of which are hereby expressly waived by Borrower, and without setoff, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue, subject, nevertheless, to any grace and cure periods provided in this Agreement and applicable thereto. Such payments shall be made to the Lender at his principal office and, in the case of payments to be made in cash, in U.S. Dollars and in immediately available funds and, in the case of payments in shares of Common Stock, in the form of certificates representing the number shares to which Lender is entitled as provided hereunder.

     3.5 No Fractional Shares. No fractional shares of Common Stock shall be issued under this Agreement. To the extent any issuance of Common Stock pursuant to Section 3.3 of this Agreement would involve fractional shares, such fractional shares shall be disregarded.

     3.6 Interest Payment Dates. Interest on the Loan payable in cash shall be due and payable in arrears on the last day of each month commencing on July 31, 2000, and also on the Maturity Date or any earlier date to which payment of the Note has been accelerated.

     3.7 Optional Prepayments. Borrower shall have the right at its option from time to time to make permanent prepayments of the Loan in whole or part without premium or penalty.

     3.8 Application of Payments. All payments made by Borrower shall be applied in the following order: first, to the payment of accrued and unpaid interest due on the Loan and, second, to the principal amount of the Loan.


                                   ARTICLE IV

                              AFFIRMATIVE COVENANTS
                              ---------------------

     Borrower hereby covenants and agrees that, from the date hereof and until the Indebtedness has been paid in full and all other obligations hereunder shall have been performed and discharged, it will comply with each of the following covenants:

     4.1 Keeping of Records and Books of Account. Borrower shall maintain and keep proper books of record and account, which enable it to issue financial statements and reports in accordance with Article V and in which full, true and correct entries shall be made in all material respects of all of its dealings and business and financial affairs.

     4.2 Visitation Rights. Borrower shall permit any of the officers or authorized employees or representatives of Lender to, as often as Lender may reasonably request, with reasonable notice, at Lender's expense and at such reasonable times during business hours, to examine the plants and facilities of Borrower.

     4.3 Performance of Obligations. Borrower shall duly pay, perform and discharge all of its obligations hereunder and under the other Loan Documents.

     4.4 Further Assurances. Borrower agrees to execute and deliver all such other instruments and take all such other action as Lender may reasonably request from time to time, after the date hereof and without payment of further consideration, in order to effectuate the transactions provided for herein.

     4.5 Certificates. At any time or times, within ten (10) Business Days after written demand by Lender therefor, Borrower shall deliver to Lender a certificate duly executed and in form reasonably satisfactory to Lender, stating and acknowledging the then unpaid principal balance of, and interest due and unpaid under, the Loan, the fact that there are no defenses, off-sets or counterclaims thereto (or, if such should not be the fact, then the facts and circumstances relating to such defenses, off-sets or counterclaims) and such other matters as Lender may reasonably require.


                                   ARTICLE V

                             REPORTING REQUIREMENTS
                             ----------------------

     Although Borrower shall not be required to make periodic reports to the Lender, until the Indebtedness is repaid in full, Borrower shall furnish or cause to be furnished to Lender within a reasonable period after demand, such information requested by Lender from time to time as reasonably deemed necessary or appropriate by Lender to evaluate the financial condition of Borrower.


                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF BORROWER
                   ------------------------------------------

     Borrower hereby represents and warrants to Lender as follows:

     6.1 Due Formation; Capacity. Borrower is a corporation duly formed and validly existing under the laws of the Commonwealth of Pennsylvania, and has full power and authority to conduct its affairs as now being conducted and as proposed to be conducted.

     6.2 Power and Authority. Borrower has full power and authority to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, and to perform its respective obligations hereunder and thereunder, and all such actions have been duly authorized by all necessary proceedings on its part.

     6.3 No Conflict. Neither the execution and delivery of this Agreement or the other Loan Documents nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by them will conflict with or result in any breach of the terms and conditions of the Borrower Documents.

     6.4 Other Agreements. Borrower is not a party to any agreement or instrument materially adversely affecting its present or proposed business, properties or assets, operation or conditions, financial or otherwise and Borrower has no actual knowledge that it is in default of the performance, observance, or fulfillment of any material obligation, covenant or condition set forth in any agreement or instrument to which it is a party.


                                  ARTICLE VII

                    REPRESENTATIONS AND WARRANTIES OF LENDER
                    ----------------------------------------

     The Lender hereby represents and warrants to Borrower as follows:

     7.1 In connection with the additional consideration to be delivered to the Lender in the form of shares of Common Stock as provided for herein, including, for the purposes of this Article VII, the shares of Common Stock covered by the Pledge Agreement (the "Shares"), such Lender has relied solely on independent investigations made by such Lender. Lender has had sufficient time to conduct the due diligence he or she deems necessary to evaluate the potential benefits and risks associated with making the Loan and the receipt of the Shares. In deciding to make the Loan and enter into this Agreement, Lender has not relied on any statements or other information provided about the Company other than that provided by the Company in writing.

     7.2 In connection with making the Loan and the receipt of the Shares, Lender is not relying on any statements of directors, officers or employees of the Borrower, pertaining to the Borrower's present or projected business, financial condition or results of operations.

     7.3 Lender understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any state and, therefore, cannot be sold or otherwise transferred unless they are registered under the Act and applicable state securities laws or unless an exemption from registration is available.

     7.4 Lender understands that it has no right to require registration of the Shares under the Act, and hereby agrees that he or she will not sell or otherwise transfer the Shares until such time, if ever, that the Shares are either registered or qualified under applicable law or the Borrower receives to its satisfaction an opinion of counsel (unless waived by the Borrower) to the effect that an exemption from registration and qualification is available.

     7.5 Lender is acquiring the Shares for his or her own account for long-term investment and not with a view toward resale, fractionalization, division, or distribution.

     7.6 Lender does not currently have any reason to anticipate any change in his or her circumstances, financial or otherwise, or any particular occasion or event which would necessitate or require his sale or distribution of the Shares.

     7.7 Lender has read the definition of "accredited investor" contained in Rule 501 promulgated under the Act, and such Lender is an "accredited investor" as set forth in such definition.

     7.8 Lender recognizes that the making of the Loan and the taking of the Shares pursuant hereto is an investment which involves special risks.

     7.9 Lender (i) is able to bear the economic risk of this investment in the Shares, (ii) is able to hold the Shares for an indefinite period of time, and
(iii) can afford a complete loss of his or her investment without any material change in lifestyle, and has available other personal liquid assets to insure that the investment will not cause any undue financial difficulties or affect such Lender's ability to provide for his or her current needs and possible personal financial contingencies.

     7.10 Lender has been provided access to all information requested of the Borrower in evaluating the making of the Loan and its acquisition of the Shares.

     7.11 Lender has been given and has acted upon the opportunity to ask questions of and to receive answers from the Borrower relating to the Borrower's operations and to the contemplated receipt of the Shares as additional consideration hereunder, and to obtain any additional information necessary to verify the accuracy of the information made available to such Lender.

     7.12 Lender is aware that the Borrower's largest customer is Pathmark Stores, and Lender has seen the press release issued by Pathmark Stores, dated June 2, 2000.

     7.13 Lender acknowledges that the Borrower will be relying on the truth and accuracy of the foregoing acknowledgments, representations, and warranties in deciding whether to consummate this transaction, and that the Borrower could be materially adversely affected if any of the forgoing acknowledgments, representations or warranties of Lender is untrue or inaccurate.

     7.14 Lender has received and reviewed the Company's financial statements at December 31, 1999 and for the period from inception until such date as audited by Larson, Allen, Weishair & Co., LLP and the internally prepared, unaudited financial statements of the Company at May 31, 2000 and for the five months then ended, which Lender acknowledges are subject to year-end adjustments and audit adjustments.


                                  ARTICLE VIII

                              DEFAULTS AND REMEDIES
                              ---------------------

     8.1 Events of Default. The following shall be deemed to be Events of Default under this Agreement (whatever the reason therefor and whether voluntary, involuntary or affected by operation of law):

          (a) Borrower shall (i) fail to pay the principal of the Loan at the Maturity Date or (ii) fail to make any payment of interest or any other amount owing hereunder or under the other Loan Documents for five (5) Business Days after such payment became due and payable;

          (b) Borrower shall fail to comply with any covenant contained in this Agreement or any of the other Loan Documents, other than those defaults referred to in the other subparagraphs of this Section 8.1, and shall not cure that failure within the period of time specified for such cure or, if no such period of time is specified, within thirty (30) days after written notice thereof is given by Lender to Borrower, or, if such failure can not be cured using diligent efforts in said thirty (30) day period, then such longer period of time as Lender determines to be reasonable under the circumstances, but in no event longer than ninety (90) days, provided Borrower is diligently pursuing such cure; or

          (c) Borrower shall cease to be Solvent or shall be unable to pay its debts as the same shall mature or there shall be filed by or against (unless dismissed within sixty (60) days after any involuntary filing) Borrower a petition in bankruptcy or a petition seeking the appointment of a receiver, trustee or conservator for Borrower or seeking reorganization or to effect a plan or other arrangement with or for the benefit of creditors, or Borrower shall consent to the appointment of a receiver, trustee or conservator.

     8.2 Remedies. If an Event of Default shall occur and be continuing, and without any notice to Borrower or any other act by Lender, at the election of Lender, the Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower, together with interest accruing on the principal amount thereof from and after the date of such Event of Default (including following the entry of a judgment).


                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

     9.1 Modifications, Amendments or Waivers. This Agreement may be modified or amended and any right set forth herein waived, only by an instrument in writing signed by both Lender and Borrower.

     9.2 No Implied Waivers; Cumulative Remedies; Writing Required. No course of dealing and no delay or failure of Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of Lender under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have and may be exercised multiple times. Any waiver, consent or approval of any kind or character on the part of Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

     9.3 Holidays. Whenever any payment or action to be made or taken hereunder shall be stated to be due, or any time period is otherwise set to expire, on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action, or such time period shall be extended to the next following Business Day.

     9.4 Notices. All notices, requests, demands, directions and other communications (collectively, "Notices") given to or made upon any party hereto under the provisions of this Agreement shall be in writing and shall be delivered or sent to the respective parties at the addresses and numbers set forth below or in accordance with any subsequent written direction from any party to the others. All Notices shall, except as otherwise expressly herein provided, be effective (i) in the case of hand delivered notice, when hand delivered, (ii) if given by mail, with first class postage prepaid, return receipt requested, on the date of delivery indicated on the return receipt, and
(iii) if given by any other means (including by air courier), when delivered.

          If to Borrower:

               934 N. Third Street
               Philadelphia, PA  19123
               Attention:  Vice President

          With a copy to:

               Steven B. King, Esquire
               Ballard Spahr Andrews & Ingersoll, LLP
               1735 Market Street
               51st Floor
               Philadelphia, PA 19103-7599

          If to Lender:

               59 Elm Street
               New Haven, Connecticut 06510

     9.5 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     9.6 Governing Law. This Agreement shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflicts of laws principles.

     9.7 Prior Understanding. This Agreement, together with the other Loan Documents, supersedes all prior and contemporaneous understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

     9.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Lender and Borrower and their heirs, personal representatives, successors and permitted assigns, except that Borrower may not assign or transfer any of its rights nor delegate its obligations hereunder without the prior written consent of Lender; and except that Lender may not assign its right to receive Shares without the prior written consent of Borrower and the receipt by Borrower of an opinion of counsel satisfactory to Borrower that such assignment is in compliance with all applicable securities laws.

     9.9 Counterparts. This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

     9.10 Exceptions. The representations and warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

     9.11 No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and benefit of Borrower and Lender. No trust fund is created by this Agreement and no other persons or entities will have any right of action under this Agreement or any right against Lender to obtain any proceeds of the Loan.

     9.12 Interpretation. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the articles, sections, schedules and exhibits of this Agreement are for convenience only and do not define or limit any terms or provisions. In the event of a conflict between the terms of the other Loan Documents and this Agreement, the terms of this Agreement shall control.

     9.13 Status of Parties. The relationship of the parties hereto is that of borrower and lender and nothing contained herein or in any of the other Loan Documents shall be construed to constitute a partnership, joint venture or co-tenancy between Borrower and Lender.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, or individually, have executed this Agreement under seal as of the day and year first above written.


[SEAL]                                 BORROWER:

ATTEST:                                PINNACLE FOODS, INC., a Pennsylvania
                                       Corporation



By:                                    By:
      ----------------------------            ----------------------------
Name:                                  Name:  Michael Queen
      ----------------------------     Title: Vice President
Title:
      ----------------------------


                                       LENDER:
WITNESS



By:
      ----------------------------     -------------------------------------
Name:                                  ROBERT V. MATTHEWS
      ----------------------------




     [SIGNATURE PAGE TO LOAN AGREEMENT, DATED JUNE 29, 2000, BY AND BETWEEN
           PINNACLE FOODS, INC. AND THE PARTY NAMED AS LENDER THEREIN]

                                    EXHIBIT A

                            [STOCK PLEDGE AGREEMENT]